Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with Amendment No. 1 to the Annual Report on Form 10-K of Quicksilver Resources Inc. (the “Company”) for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John C. Regan, Senior Vice President – Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, and Glenn Darden, President and Chief Executive Officer of the Company, each certifies that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: March 18, 2014

By:	/s/ John C. Regan	By:	/s/ Glenn Darden
	John C. Regan		Glenn Darden
	Senior Vice President – Chief Financial Officer		President and Chief Executive Officer
(Principal Financial and Accounting Officer)